Exhibit 10.1

FOMO ADVISORS LLC

Public Merchant Bank

100% Owned Subsidiary of FOMO CORP.

Mission:	To provide merchant banking services to private companies using FOMO securities in a “pass through” transaction.

Structure:	Target private companies engage FOMO Advisors with equity/warrants for access to network;
Investors with an appetite for private co. investments fund FOMO;
FOMO invests the funds in private co. keeping an admin fee of TBD%;
Private co. issues securities and other rights to FOMO which holds them in portfolio;
Private co. issues warrants to FOMO which assigns some/all to private investor;
FOMO reserves right to spin-out IPO or spin-off its position and new private co. shares to its shareholders in an “IPO” or other;
FOMO obtains rights of participation in future financings of private co.;
NCNDA with private investors prevents direct investment in private co. w/o FOMO CORP. approval;
Based on capital availability, FOMO ADVISORS may direct invest in the target 100% or as a participant.

>> FOMO must be compensated for its network and this hybrid public/private merchant banking model.
>> FOMO will bring its thousands of shareholders and combined 100 years investment banking experience to bear.